Translation * Page 1 of 16

EXHIBIT 10.1
Danske	Bank

CREDIT FACILITY CONTRACT
floating interest – business

Borrower’s copy
Page 1 of 13
Credit facility type: Business account
Account: XXXXX
Reference: 0026395860

Lender	Danske Bank A/S

Borrower	Living Brands A/S		Customer number: 002639-5860
	Sølvgade 10, 5
	1307 Copenhagen K

	Denmark

	If there is more than one borrower, the terms and conditions of the contract shall apply to each borrower.

Credit line	Credit line			DKK	500,000.00

Establishment costs	Establishment costs
	Commitment fee	DKK	0.00
	Loan transaction fee	DKK	1,000.00

	Total establishment costs to be debited to the account			DKK	1,000.00

Contents of the credit	This credit facility contract consists of:
facility contract	•	Part 1 Individual terms and conditions
	•	Part 2 The bank’s General Terms and Conditions of Business.

Part 1 Individual terms and conditions

Repayment and duration of the credit	The credit facility shall be subject to renegotiation every year when the financial statements/annual report/annual statement from the Danish tax authorities are/is available.

	The debt shall not exceed the current line of credit.

Interest, commission and fee	Lending rate of interest The borrower shall pay a floating interest rate on the borrowings under the credit facility.

	The current rate of interest is 5.2500 per cent p.a.

	Overdraft interest

The borrower shall pay a separate interest rate (authorised overdraft interest) on any authorised overdraft. Authorised overdraft interest shall be calculated on the utilised part of the authorised overdraft.

Translation * Page 2 of 16

Account: XXXXX
Reference: 0026395860

If the credit line is overdrawn without prior agreement with the bank, or if the utilisation of the credit facility contravenes any agreements entered into, the borrower shall pay separate overdraft interest on such overdraft.

Overdraft interest shall be payable from the first day that the credit facility is overdrawn.

Deposit rate of interest
The bank shall pay a floating interest rate on any account balance. The interest rate shall correspond to Danske BID for DKK with a variable deduction fixed by the bank, currently 0.6500 percentage points.

On 22 October 2004, Danske BID for DKK was 2.15 per cent p.a. Danske BID is variable and fixed by the bank every business day with effect from that same day.

Commission
The borrower shall pay a variable commission on the credit line as fixed by the bank.

The current rate of commission is 0.0000 per cent p.a.

Fee
The bank shall be entitled to charge a fee in connection with the ongoing administration of the credit facility.

Addition of interest and commission
Lending and deposit interest as well as commission shall be added to the credit facility four times a year by the bank. Interest and commission shall be calculated in arrears on 31 March, 30 June, 30 September and 31 December and added on the last business day of the above-mentioned months. The first addition of interest shall take place at the end of this quarter.

The bank shall only add interest in March, June and September if the lending rate of interest – after offsetting the deposit interest – is higher than or equal to the minimum amount specified in the bank’s brochure on the calculation of interest etc. Interest, which is therefore not added, shall be carried forward by the bank and added in the following quarter, however, not later than on the last business day in December.

Changes
The bank may change the floating lending rate of interest in accordance with its General Terms and Conditions of Business.

The deposit rate of interest shall be changed in accordance with any changes to Danske BID.

The bank may change the floating interest rate supplement/deduction in accordance with its General Terms and Conditions of Business.

The bank may change the floating commission rates in accordance with its General Terms and Conditions of Business.

Translation * Page 3 of 16

Account: XXXXX
Reference: 0026395860

Bank statement Unless otherwise agreed, the bank shall send a bank statement after each addition of interest to the account. If desired, the bank may send several bank statements against payment.

Duty to disclose information to the bank	In the event of a change of address, the borrower shall inform the bank of such change of address.

The borrower shall be under an obligation to inform the bank of its financial affairs if requested to do so by the bank. This shall apply even if the bank has requested no such information when the loan was granted.
As such, the bank shall be entitled to demand disclosure of all accounting, budgetary and auditing information, including any long-form audit reports, which the bank may deem necessary in order to shed light on the borrower’s financial affairs. For companies, such information could be an audited annual report with specifications as well as budgets, and for other business borrowers, including owner-managed businesses, financial statements with a statement of income and assets.

Furthermore, the bank may demand information about the owner’s/principal shareholder’s personal finances, such as income tax returns, annual statements from the Danish tax authorities and budgets.

Information to third-party mortgagor/guarantor	The bank may inform any third-party mortgagors/guarantors of the balance of the facilities secured by a mortgage or a guarantee.

Insurance premium on pledged assets	If the bank has a pledge on a car, boat and other chattels or real property and the pledged asset includes loss insurance and/or fire insurance, the borrower shall pay the premium fixed by the insurance company from time to time.

If security has been furnished by a third party, the borrower shall pay the insurance premium if it is not paid by such third party.

Calling-in	The borrower may terminate the credit facility contract and repay the outstanding debt, in full or in part, to the bank at any time.

Notwithstanding any repayment provisions, the bank may call in the loan at any time without notice.

Breach of contract	The borrowings under the credit facility shall be repaid immediately, if:
and other events of
default	•	any amount under this credit facility contract is not paid when due

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Translation * Page 5 of 16

Account: XXXXX
Reference: 0026395860

	•	the borrower or guarantor
•

becomes the subject of execution or attachment, suspends payments, becomes subject to insolvency proceedings, commences negotiations on debt restructuring or composition, including asking the bank or another creditor for voluntary composition

		•	takes up residence outside Denmark and prior to the move fails to make an agreement with the bank about how the borrowings under the credit facility should be repaid
		•	dies
		•	discontinues its operations through a merger with another company or a demerger
•

the value of security that the borrower or a third party has furnished in the form of shares, bonds, currency, mortgages or other price-sensitive securities, or in financial assets, is reduced significantly, and no additional security is furnished which is satisfactory to the bank within 14 days of the bank having requested such security

•

insurance taken out on pledged items is not maintained, and if the pledgor does not, within 8 days of the bank having issued a written request for remedial action to be taken, produce a receipt proving that remedial action has been taken

	•	the bank estimates that there has been a significant negative change in the borrower’s or guarantor’s financial affairs
	•	the borrower does not inform the bank of its financial affairs as provided above under ”Duty to disclose information to the bank”

Environmental affairs

The borrower undertakes to comply with all environmental legislation in force from time to time and any environmental approvals that may apply to the borrower’s business. The borrower shall inform the bank of any changes in the environmental status of the borrower’s business.

Other terms and	The following shall also apply to the credit facility contract:
conditions
	•	Part 2 The bank’s General Terms and Conditions of Business unless derogated from in Part 1.

The Terms and Conditions of Business contain, among other things, provisions on:
		•	Interest, commission and fee
		•	Offsetting
		•	The bank’s liability in damages.

Translation * Page 6 of 16

Account: XXXXX
Reference: 0026395860

Borrower’s signature

By signing this credit facility contract, the borrower accepts that the bank may change its General Terms and Conditions of Business subject to the notice specified in the Terms and Conditions of Business.

By signing this document, the borrower declares to owe Danske Bank A/S the borrowings under the credit facility from time to time plus interest, commission and any fees and costs.

If there is more than one borrower, the borrowers shall be jointly and severally liable.

At the same time, the borrower acknowledges receipt of a copy of the credit facility contract.

[Handwritten] 25.10.04
Date

	Binding signature	Witness
Living Brands A/S

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Account: XXXXX
Reference: 0026395860

Part 2 General Terms and Conditions of Business

Valid from 15 October 2003 for both existing and new customers.

1. Introduction	The General Terms and Conditions of Business apply to all transactions between you and the bank. Here you can read about your rights and obligations and the rights and obligations of the bank.

For some agreements the bank has more detailed rules which complement the General Terms and Conditions of Business. These include payment and credit card agreements, deposit agreements, securities trading and foreign exchange transaction agreements. You will receive a copy of these rules when you enter into such agreements with the bank.

If the terms and conditions of any agreement you have entered into with the bank differ from those set out in the Terms and Conditions of Business, the terms and conditions of the agreement shall apply.

2. Change of the General Terms and Conditions of Business

The bank may change the Terms and Conditions of Business by giving 1 month’s notice.

3. Authorisation

You may authorise a third party to access your accounts, deposits and safe- deposit boxes. Such authorisation is given in writing, usually by using the bank’s letter of authorisation. If you want to change or revoke the authorisation, this must also be done in writing. The change/revocation becomes effective when the bank has received a written notice from you.

For owner-managed businesses the authorisation expires on the death of the principal, and accounts, deposits and safe-deposit boxes will be blocked until the probate court has decided on the administration of the estate.

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Account: XXXXX
Reference: 0026395860

4. Reservations concerning cover and processing of payments/transfers from other banks

I. Cover reservations concerning payments

All payments made to your account are recorded by the bank. Non-cash payments (such as cheques) are subject to the bank actually receiving the amount. If a cheque bounces, we will draw the amount from your account again. This also applies to cheques received from Danske Bank customers. The bank will notify you of any retransfers from your account. Please note that the reservation applies even if it is not mentioned on receipts or any other notices concerning the payment.

II. Processing of payments and transfers from other banks

When a deposit is made into an account with the bank, for example a transfer from another bank etc., the money will always be deposited in the account having the specified account number. This means that the bank does not consider any other information such as the account holder’s name.

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Account: XXXXX
Reference: 0026395860

5. Checking bank statements

You should check your bank statements carefully for any unauthorised account movements.

If you discover any such movements, you must contact the bank as soon as possible.

6. The bank’s access to retransfer money

The bank may retransfer any amounts deposited to your account by an apparent mistake made by the bank, for example if the same amount is deposited twice. The same applies if we are required to make a retransfer under any agreements entered into with other Danish banks. The bank will notify you of any retransfers from your account.

7. Interest and	I. About interest and commission rates in general
commission	You can obtain information about the current rates at the bank.
II. Change in interest and commission rates
If you have an agreement with the bank for a fixed interest or commission rate or any other interest terms or interest rates, the bank’s right to change them will appear from your agreement with the bank.

In other cases, the bank may change the floating interest and commission rates for deposits and loans without notice, if:
	1.	monetary policy or credit policy changes in Denmark or abroad affect the general level of interest in a way which is important to the bank
	2.	any other development occurs in the general level of interest, including in the money and bond market, which is important to the bank
	3.	any market conditions, including competitive conditions in Denmark and abroad, warrants a change in one or several account types
4.

the bank – independently of the development in the general level of interest – wishes to change its general interest rate fixing and pricing for commercial reasons, for example to protect earnings or to utilise its resources or capacity in a more expedient way.

III. Calculation and addition of interest and commission

The bank lays down the terms and conditions applying to the calculation and addition of interest and commission as well as the fixing of an interest date (validation). Such terms and conditions may be changed by the bank from time to time without notice.

You can pick up a brochure on the calculation of interest etc. at the bank. Here you can read more about the calculation and addition of interest and interest dates.

Translation * Page 10 of 16

Account: XXXXX
Reference: 0026395860

IV. Overdraft and default interest
The bank is entitled to charge overdraft or default interest if your account is overdrawn or you are in default.

8. Fee	I. About about fees in general

The bank normally charges a fee for services such as making payments to an overseas account, retrieving records and documents, making photocopies, performing special tasks for you and for sending out dunning letters.

The bank also charges a fee for answering questions from public authorities, such as the tax authorities, which we are bound by law to answer.

You can obtain information about fees at the bank.

II. Calculation of fee
A fee is either calculated as:

	•	a fixed amount
	•	a percentage
	•	an hourly rate

or as a combination of the three.

III. Change in fee

When talking about fees, it should be noted that there is a difference between “ongoing contractual relationships” and “one-off services”. “One-off services” are when you exchange currency at the bank, for example, or when you buy or sell securities. “Ongoing contractual relationship” on the other hand is an agreement, usually of a specified duration. It could, for example, be an agreement concerning an account or on the bank’s online systems.

The bank may reduce the fees without notice. The bank may also introduce and increase fees for specific services without notice. The same applies to new ongoing contractual relationships.

For existing ongoing contractual relationships, the bank may increase the fees you pay on a regular basis by giving 1 month’s notice, if:
	1.	any market conditions, including competitive conditions in Denmark and abroad, warrants a change in one or several fees
	2.	the bank wishes to change its general fee structure and pricing for commercial reasons, for example to protect earnings or to utilise its resources or capacity in a more appropriate way.
3

any significant changes are made to the basis on which your individual fee terms were fixed, i.e. changes to your business relationship with the bank, such as changes to the size and scope of your deposits, loans or credit facilities.

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Account: XXXXX
Reference: 0026395860

If, for business reasons, the bank introduces new fees to existing ongoing contractual relationships, it will do so at 1 month’s notice. Such fees will be charged for services for which we have not previously charged a fee, and may be done to protect earnings or to utilise our resources or capacity in a more expedient way.

9. Notification of changes in interest and commission rates and fees

The bank will place an advertisement in the daily press or send you a letter if we change our interest and commission rates and fees. The new interest and commission rates will also appear from the first bank statement or account statement you receive after the change.

If the interest and commission rates or fees are changed due to changes in the basis on which your individual terms of interest, commission or fees were fixed, the bank will inform you by letter.

10. The bank’s entitlement to reimbursement of various expenses

The bank is entitled to reimbursement of the following:

• Amounts which the bank pays on your behalf, for example taxes and duties and communication expenses
• expenses incurred by the bank if you are in breach of your contracts, for example payment of insurance premiums concerning pledged security, court expenses, legal assistance etc.

11. Foreign transactions	If you want us to carry out transactions for you in/to a foreign country – including money transfers – we choose the foreign bank or similar institution unless otherwise agreed.

Except for deposits of foreign securities, the bank is not liable for any errors made by the bank chosen or for its financial soundness.

Both you and the bank must respect the terms and conditions of the foreign banks and the legal rules and practices governing the completion of the transaction.

At the bank you can get a detailed brochure on foreign payments to and from Denmark.

12. The bank’s access to offsetting

The bank is entitled to offset any due or undue receivable from you against any receivable that you may have from us without prior notice.

Translation * Page 12 of 16

Account: XXXXX
Reference: 0026395860

13. Electronic messages

The bank may send you all information electronically, even if words such as “in writing”, “letter”, “bank statement” etc. are used in our documents, rules etc. This can only be done to the extent that it is possible under current law, or if an agreement has been entered into with you.

14. Recording telephone conversations

The bank reserves the right to record telephone conversations to be able to determine the contents of the conversation.

This is usually only done in connection with currency and securities trading. The recordings are for the bank’s internal use only.

15. Termination of customer relationship

You or the bank may at any time and without notice terminate the customer relationship unless otherwise agreed with us. If the bank terminates the customer relationship, we will specify the cause of such termination.

When the customer relationship ends, we may cancel any guarantees furnished by us and discharge ourselves from other commitments, including foreign currency commitments made by us on your behalf.

At the same time, you must discharge us from any commitments made by us on your behalf and provide security for such commitments if we deem it necessary.

16. The bank’s liability in damages

The bank is liable in damages if its fulfilment of agreed obligations is delayed or inadequate due to error or neglect.

Even in areas where stricter liability applies, the bank is not liable for losses caused by:

•

breakdown of/lack of access to IT systems or damage to data stored in such systems which is attributable to the events described below, regardless of whether the bank itself or an external contractor is responsible for the operation of the systems

•

failure in the bank’s power supply or telecommunications, statutory intervention or administrative acts, natural disasters, war, rebellion, civil unrest, acts of sabotage, terrorism or vandalism (including computer viruses and hacking)

•

strike, lockout, boycott or picketing, regardless of whether the dispute is aimed at or initiated by the bank itself or its organisation and regardless of the cause of such dispute. This also applies if the dispute affects only parts of the bank’s operations

• other circumstances which are beyond the bank’s control.

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Account: XXXXX
Reference: 0026395860

The bank is not exempt from liability, if:
• it should have predicted the circumstance which caused the loss when the agreement was made or should have avoided or overcome the cause of the loss
• legislation in any case holds the bank liable for the circumstance which caused the loss.

Further information about your relationship with the bank
I. Guidelines for handling and passing on customer information

The bank’s information about customers

The bank receives information about you and your accounts, for example your name, address and civil reg. no./CVR no. Such information is typically used for administrative purposes, credit rating and advising and to allow us to provide the financial services that the bank and the Danske Bank group is currently offering and will offer in future.

In the following you can learn more about the situations that decide when we can and must pass on information.
When does the bank pass on information?

By law, all employees of the bank are required to observe a duty of confidentiality and must not disclose or exploit confidential information about you without proper authorisation.
In some cases, the bank is under an obligation to pass on information to public authorities, such as the tax authorities.
In other cases, we pass on information to the extent permitted by law. For example, we pass on your name and address when you want to transfer amounts to accounts with other banks. This is done so the recipient of the amount knows who made the deposit.
Finally, the bank may pass on information if you have authorised it to do so. You can always change your consent or withdraw it. To allow you to keep track of your consents, we will send you a specification once a year of the information which is disclosed, the purpose of such disclosure and the recipients of the information.

Passing on information within the Danske Bank group

The bank may pass on information to other companies in the Danske Bank group without your consent if it can be classified as usual customer information such as names and addresses. The recipient must, of course, also observe a duty of confidentiality. The information will be used for advising, administration and marketing.
To enable us to offer you the best possible advice, regardless of which branch or company in the Danske Bank group you contact, we ask for your consent to pass on information for use in credit rating and interest fixing. This would allow us to offer prices and terms which, among other things, reflect your level of business with the group.

Whether you want to give such consent or not is, of course, up to you.

Translation * Page 14 of 16

Account: XXXXX
Reference: 0026395860

Insight into information recorded about you by the bank
You can always contact the bank for a specification of the information it has recorded about you.

If the bank’s information is incorrect
If it turns out that the information recorded about you by the bank is incorrect, the bank will, of course, correct the information immediately. At the same time, the bank will inform any third parties who have received the incorrect information.

If you wish to complain about the bank’s handling of customer information
Any complaints about the bank’s handling of information about you must be addressed to:

Danske Bank, Holmens Kanal 2-12, 1092 Copenhagen K, Denmark

or to

The Danish Data Protection Agency (Datatilsynet), Borgergade 28, 5., 1300
Copenhagen K, Denmark
Email: dt@datatilsynet.dk

II. Order on best practice for financial enterprises
The Danish Ministry of Economic and Business Affairs has issued an order on best practice for financial enterprises.

Referring to this order, we would like to point out that the bank in some cases receives commission or other fees on the sale of a partner product or when the bank refers a customer to another company. This may, for example, be the case when the bank arranges mortgage credit loans, factoring schemes or insurance policies or refers a customer to an estate agent. You can find information about the bank’s partners on its website www.danskebank.dk.

You can also view the order on best practice for financial enterprises on the bank’s website.

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III. The Guarantee Fund for depositors and investors
As a customer of the bank, you are to some extent secured against losses through the Guarantee Fund for depositors and investors in the event that the bank files for bankruptcy or suspension of payments.

The Guarantee Fund covers, among other things, deposits with banks by up to DKK 300,000 per depositor.

The Guarantee Fund covers any losses suffered by you as an investor as a result of your bank’s inability to return the securities which are held or managed by the bank. The Guarantee Fund provides compensation of up to EUR 20,000 per investor.

The Guarantee Fund for depositors and investors has published a brochure where you can read more about the extent to which you are insured. You can obtain the brochure from all the bank’s branches or at www.garantifonden.dk.

IV. Customer of both Danske Bank and BG Bank
Please note that BG Bank is a division of Danske Bank. Information about your customer relationship will therefore also be available to BG Bank, and if you have an account/deposit with BG Bank, you will be considered as one depositor/investor of your total deposit/holding of securities in relation to the Guarantee Fund’s rules on cover.

V. Supervision
The bank is under the supervision of
The Danish Supervisory Authority (Finanstilsynet), Gl. Kongevej 74 A.
1850 Frederiksberg C, Denmark Tel. +45 33 55 82 82
www.finanstilsynet.dk

Danske Bank A/S
Holmens Kanal 2 - 12, 1092 Copenhagen K, Denmark
Tel. +45 33 44 00 C0, fax. +45 33 44 28 85
www.danskebank.dk

SIGNATURE: CHAIRMAN BENT HELVANG

/s/ Bent Helvang
___________________________________

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THIS IS TO CERTIFY

that the foregoing

“Credit facility contract”

is a true and faithful translation of the attached copy
in the Danish language produced to me.

This translation consists of fifteen (15) pages.

In witness whereof I have hereonto set
my hand and affixed my seal of office
this 8th day of November 2007.

Malene Popov
Sworn Translator and Interpreter of the English language
Aarhus, Denmark